                                                                EXHIBIT 1.1




                                2,700,000 Shares

                                    SPR Inc.

                                  Common Stock

                                    FORM OF
                             UNDERWRITING AGREEMENT
                             ----------------------

                                                               January    , 1996

SMITH BARNEY INC.
ROBERT W. BAIRD & CO. INCORPORATED
As Representatives of the Several Underwriters
c/o  SMITH BARNEY INC.
     388 Greenwich Street
     New York, New York 10013

Dear Sirs:

         SPR Inc., a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 1,666,666 shares of its common stock, $0.01 par value per share, to the several Underwriters named in Schedule II hereto (the "Underwriters"), and the persons named in Part A of Schedule I hereto (the "Selling Stockholders") propose to sell to the several Underwriters an aggregate of 1,033,334 shares of common stock of the Company. The Company and the Selling Stockholders are hereinafter sometimes referred to as the "Sellers." The Company's common stock, $0.01 par value, is hereinafter referred to as the "Common Stock" and the 1,666,666 shares of Common Stock to be issued and sold to the Underwriters by the Company and the 1,033,334 shares of Common Stock to be sold to the Underwriters by the Selling Stockholders are hereinafter referred to as the "Firm Shares." The Company and the Selling Stockholders listed in Part B of Schedule I hereto also propose to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 405,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." All references to the "Company" refer to SPR Inc., after the Reorganizations described in Section 7(d) hereof have been effected, or to the Constituent Corporations, as defined in Section 7(d) hereof, as appropriate.

         The Company and the Selling Stockholders wish to confirm as follows their respective agreements with you (the "Representatives") and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

         1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 under the Act (the "registration statement"), including a prospectus subject to completion relating to the Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an "Abbreviated Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Abbreviated Registration Statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

         2. Agreements to Sell and Purchase. Subject to such adjustments as you may determine in order to avoid fractional shares, the Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per Share (the "purchase price per share"), the number of Firm Shares which bears the same proportion to the aggregate number of Firm Shares to be issued and sold by the Company as the number of Firm Shares set

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forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholders.

         Subject to such adjustments as you may determine in order to avoid fractional shares, each Selling Stockholder agrees, subject to all the terms and conditions set forth herein, to sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter, severally and not jointly, agrees to purchase from each Selling Stockholder at the purchase price per share that number of Firm Shares which bears the same proportion to the number of Firm Shares set forth opposite the name of such Selling Stockholder in
Schedule I hereto as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholders.

         The Company and the Selling Stockholders listed in Part B of Schedule I hereto also agree, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company and the Selling Stockholders listed in Part B of Schedule I hereto, at the purchase price per share, pursuant to a one-time option (the "over-allotment option") which may be exercised at any time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of _______ Additional Shares from the Company and up to an aggregate of ________ shares from the Selling Stockholders listed in Part B of Schedule I hereto (the maximum number of Additional Shares which each of them agrees to sell upon the exercise by the Underwriters of the over-allotment option is set forth opposite their respective names in Part B of Schedule I). Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The number of Additional Shares which the Underwriters elect to purchase upon exercise of the over-allotment option shall be provided by the Company and by each Selling Stockholder who has agreed to sell Additional Shares in proportion to the respective maximum numbers of Additional Shares which the Company and each such Selling Stockholder has agreed to sell. Upon exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company and





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
each Selling Stockholder who has agreed to sell Additional Shares the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be sold by the Company and each Selling Stockholder who has agreed to sell Additional Shares as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholders.

         Certificates in transferable form for the Shares (including any Additional Shares) which each of the Selling Stockholders agrees, severally and solely with respect to the Shares to be sold by such Selling Stockholder hereunder, to sell pursuant to this Agreement have been placed in custody with _______________ (the "Custodian") for delivery under this Agreement pursuant to a Custody Agreement and Power of Attorney (the "Custody Agreement") executed by each of the Selling Stockholders appointing ____________ and ____________ as agents and attorneys-in-fact (the "Attorneys-in-Fact"). Each Selling Stockholder so agrees that (i) the Shares represented by the certificates held in custody pursuant to the Custody Agreement are subject to the interests of the Underwriters, the Company and each other Selling Stockholder, (ii) the arrangements made by the Selling Stockholders for such custody are, except as specifically provided in the Custody Agreement, irrevocable, and (iii) the obligations of the Selling Stockholders hereunder and under the Custody Agreement shall not be terminated by any act of such Selling Stockholder or by operation of law, whether by the death or incapacity of any Selling Stockholder or the occurrence of any other event. If any Selling Stockholder shall die or be incapacitated or if any other event shall occur before the delivery of the Shares hereunder, certificates for the Shares of such Selling Stockholder shall be delivered to the Underwriters by the Attorneys-in-Fact in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death or incapacity or other event had not occurred, regardless of whether or not the Attorneys-in-Fact or any Underwriter shall have received notice of such death, incapacity or other event. Each Attorney-in-Fact is authorized, on behalf of each of the Selling Stockholders, to execute this Agreement and any other documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by such Selling Stockholder, to make delivery of the certificates for such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom any expenses to be borne by such Selling Stockholder in connection with the sale and public offering of such Shares, to distribute the balance thereof to such Selling Stockholder, and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this





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Agreement.  Each Attorney-in-Fact agrees to perform his duties under the
Custody Agreement.

         3. Terms of Public Offering. The Sellers have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

         4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the offices of Wildman, Harrold, Allen & Dixon, 225 West Wacker Drive, Suite 3000, Chicago, IL 60606-1229, at 9:00 A.M., Chicago time, on January ___, 1996 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement among you, the Company and the Attorneys-in-Fact.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Wildman, Harrold, Allen & Dixon at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company and the Attorneys-in-Fact of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement among you, the Company and the Attorneys-in-Fact.

         Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you in New York City on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds.

         5. Agreements of the Company. The Company agrees with the several Underwriters as follows:





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              (a)   If, at the time this Agreement is executed and delivered,
it is necessary for the Registration Statement, a post-effective amendment thereto or any Abbreviated Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement, or such post-effective amendment or Abbreviated Registration Statement, to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement, or such post-effective amendment or Abbreviated Registration Statement has become effective.

              (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph
(f) below, of any change, or any development involving a prospective change, in the Company's condition (financial or other), business, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

              (c) The Company will furnish to you, without charge, six signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may request.

              (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to





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which you shall reasonably object after being so advised or (ii) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

              (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

              (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may request; provided, however, that in the event any Underwriter is required to deliver a Prospectus in connection with sales of any of the Shares at any time nine months or more after the date of the Prospectus, the Company will expeditiously deliver to such Underwriter, upon request of such Underwriter but at such Underwriter's expense, as many copies of the Prospectus (and of any amendment or supplement thereto) as such Underwriter may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that, in the opinion of counsel for the Underwriters and counsel for the Company, is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an





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appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof, subject to the proviso to the first sentence of this Section 5(f). In the event that the Company and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

              (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

              (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section ll(a) of the Act.

              (i) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may request.

              (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 12 hereof or by notice given by you terminating this Agreement pursuant to Section 12 or Section 13 hereof), or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith. In no event following termination of this Agreement for any reason will





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
the Underwriters seek to recover lost profits from the Sellers, or any of them.

              (k) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectus.

              (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

              (m) Except as provided in this Agreement, the Company will not, sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or grant any options, warrants or any other instrument convertible, exchangeable or granting any right to purchase Common Stock, for a period of 180 days after the date of the Prospectus, without the prior written consent of Smith Barney Inc.; provided, however, that the Company may grant options under its Combined Incentive and Non-Statutory Stock Option Plan (and may issue shares of Common Stock, in accordance with the terms of such Plan and applicable option agreements executed in connection therewith, upon exercise of any such options) and sell shares of Common Stock under the Employee Stock Purchase Plan, in each case as described in the Prospectus.

              (n) The Company has furnished or will furnish to you "lock-up" letters as described in Section 6(d) hereof, in the form previously delivered by you (the "Lock-Up Letter"), signed by each of its current officers and directors and each of its current stockholders.

              (o) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

              (p) The Company will use its best efforts to have the Common Stock listed, subject to notice of issuance, on the Nasdaq National Market concurrently with the effectiveness of the registration statement.





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
         6. Agreements of the Selling Stockholders. Each of the Selling Stockholders agrees, severally and solely with respect to such Selling Stockholder and the Shares to be sold by such Selling Stockholder, with the several Underwriters as follows:

              (a) Such Selling Stockholder will cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto or any Abbreviated Registration Statement to become effective at the earliest possible time.

              (b) Such Selling Stockholder will pay all Federal and other taxes, if any on the transfer or sale of the Shares being sold by the Selling Stockholder to the Underwriters.

              (c) Such Selling Stockholder will do or perform all things required to be done or performed by the Selling Stockholder prior to the Closing Date or any Option Closing Date, as the case may be, to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

              (d) Such Selling Stockholder has executed or will execute a Lock-Up Letter agreeing not to sell, contract to sell or otherwise dispose of any Common Stock, except for the sale of Shares to the Underwriters pursuant to this Agreement, prior to the expiration of 180 days after the date of the Prospectus, without the prior written consent of Smith Barney Inc.; provided, however, that any sale or other disposition to a member of such Selling Stockholder's immediate family, or to a trust for the benefit of a member of such Selling Stockholder's immediate family, may be effected without the prior written consent of Smith Barney Inc. so long as such Selling Stockholder delivers to Smith Barney Inc., no later than three days prior to any such sale or other disposition (i) written notice describing the terms of such sale or disposition and (ii) the written agreement of the transferee to be bound by the terms of the Lock-Up Letter executed by such Selling Stockholder. A Selling Stockholder's "immediate family" consists of his or her spouse, parents, children (including adoptive), grandchildren, siblings, mothers and fathers-in-law, sons- and daughters-in-law and brothers- and sisters-in-law.

              (e) Except as stated in this Agreement and in the Prepricing Prospectus and the Prospectus, such Selling Stockholder will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

              (f) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, within the period of time referred to in Section 5(f) hereof, of (i) any change, or any development involving a prospective change, in the Company's condition (financial or other), business, properties, net worth or results of operations, or in information contained in the Prospectus, or any amendment or supplement thereto, relating to the Company, which comes to the attention of such Selling Stockholder, or (ii) any new information relating to the Company, or relating to any matter stated in the Prospectus or any amendment or supplement thereto, which comes to the attention of such Selling Stockholder, or (iii) any change in information contained in the Prospectus, or any amendment or supplement thereto, under the heading "Principal and Selling Stockholders" relating to such Selling Stockholder, any of which suggests that any statement made in the Registration Statement or the Prospectus (as then amended or supplemented, if amended or supplemented) is or may be untrue in any material respect or that the Registration Statement or Prospectus (as then amended or supplemented, if amended or supplemented) omits or may omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented, if amended or supplemented) in order to comply with the Act or any other law.

         7. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

              (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act, except that this representation and warranty does not apply to statements in or omissions from the Prepricing Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.


              (b) The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto or any Abbreviated Registration Statement shall become effective and the prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the prospectus made in reliance upon and in conformity with information relating to any

Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

              (c) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the registration statement and the prospectus.

              (d) Each of (i) the Merger Agreement dated October 30, 1996 between the Company and SPR Chicago, Inc. (the "Chicago Merger Agreement") and
(ii) the Merger Agreements dated October 31, 1996 between the Company and each of SPR-Wisconsin, Inc., Systems and Programming Resources, Inc. ("Systems Inc."), Consulting Acquisition Corporation ("Data Flex") and SPR Tulsa, Inc. (the "Second Merger Agreements" and, collectively with the Chicago Merger Agreement, the "Merger Agreements") has been duly and validly authorized, executed and delivered by each of the parties thereto and constitutes the valid and legally binding agreement of each party thereto, enforceable against such party in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights and remedies generally. All necessary consents, approvals, assignments and other authorizations of (A) governmental authorities and creditors and (B) material lessors, clients, vendors and other third parties doing business with any of the parties to the Merger Agreements that are necessary in order to effect the transactions contemplated by the Merger Agreements (the "Reorganizations"), and for the Company to assume and continue the businesses of each of SPR Chicago, Inc., SPR-Wisconsin, Inc., SPR Tulsa, Inc., Systems and Programming Resources, Inc. and Data Flex, Inc. (collectively, the "Constituent Corporations"), without interruption or delay, have been obtained. The Reorganization contemplated by the Chicago Merger Agreement was consummated on October 30, 1996 and the Reorganizations contemplated by the Second Merger Agreements were consummated on October 31, 1996. Subject to the Company making the payments relating to the Reorganizations described in the Prospectus under the heading "Certain Transactions," in the amounts set forth therein, the Company has no liabilities or obligations of any kind whatsoever to the former stockholders of the Constituent Corporations in their capacities as former stockholders of such corporations. Other than as described in the financial statements contained in the Prospectus, the Company will not incur any material liability for the payment of any taxes as a result of the Reorganizations.

              (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company. The Company does not own or control, directly or indirectly, any subsidiary (as defined in the rules and regulations promulgated under the Act).

              (f) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or to which the Company or any of its properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

              (g) The Company is not (i) in violation of its certificate of incorporation or by-laws, or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, or of any decree of any court or governmental agency or body having jurisdiction over the Company, except any such violation(s) that, individually or in the aggregate, could not have a material adverse effect on the condition (financial or other), business, net worth or results of operations of the Company, or (iii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which it is a party or by which the Company or any of its properties may be bound.

              (h) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (A) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws, or other organizational documents, of the Company or (B) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company is a party or by which its properties may be bound, or (C) violates or will violate any statute, law, rule, regulation, judgment, injunction, order or decree applicable to the Company or any of its properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject, except any such violations that, individually or in the aggregate, could not have a material adverse effect on the condition (financial or other), business, net worth or results of operations of the Company.

              (i) The accountants, Arthur Andersen LLP, who have certified the financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

              (j) The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the financial position, results of operations and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

              (k) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights and remedies generally and except to the extent that rights to indemnity and contribution under this Agreement may be limited by federal or state securities laws.

              (l) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) the Company has not incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that in any of such cases is material, individually or in the aggregate, to the Company, and (ii) there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company.

              (m) The Company owns no real property and has good and marketable title to all personal property described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances, except (i) liens for taxes not yet due and payable, (ii) such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement, or (iii) any liens, claims, security interests or other encumbrances that, individually or in the aggregate, could not have a material adverse effect on the condition (financial or other), business, net worth or results of operations of the Company. All of the property described in the Prospectus as being held under lease by the Company is held by it under leases that are valid, subsisting and enforceable against the Company, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights and remedies generally, and, to the best knowledge of the Company, are valid, subsisting and enforceable against the other parties thereto.

              (n) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

              (o) The Company has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except such permits the lack of which, individually or in the aggregate, could not have a material adverse effect on the condition (financial or other), business, net worth or results of operations of the Company; the Company has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company.

              (p) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (q) To the Company's knowledge, neither the Company nor any of its employees or agents has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

              (r) The Company has filed all tax returns required to be filed, which returns are complete and correct in all material respects, and the Company is not in default in the payment of any taxes which were payable pursuant to such returns or any assessments with respect thereto. Each of SPR Chicago, Inc., SPR-Wisconsin, Inc., SPR Tulsa, Inc., Systems Inc. and Data Flex validly elected to be an S corporation under federal income tax law and since January 14, 1994, with respect to SPR Chicago, Inc., [OCTOBER __, 1994], with respect to SPR-Wisconsin, Inc., September 15, 1994, with respect to SPR Tulsa, Inc., [___________, 199_], with respect to Systems Inc., and October 29, 1990, with respect to Data Flex, each such S corporation election has continued in full force and effect without interruption through the date hereof. For purposes of this Section 7(r), "S corporation" means a corporation with respect to which a valid election has been made under Section 1362 of the Internal Revenue Code of 1986, as amended, and any corresponding provision of state, local or foreign law.

              (s) No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company (i) because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement or (ii) subsequent to the consummation of the transactions contemplated by this Agreement, except for the rights to registration described in the Prospectus under the heading "Description of Capital Stock--Registration Rights."

              (t) The Company owns or possesses rights to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights (i) described in the Prospectus as being owned or possessed by it or (ii) necessary for the conduct of its business, except any of such rights the lack of which, individually or in the aggregate, could not have a material adverse effect on the condition (financial or other), business, net worth or results of operations of the Company, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company with respect to the foregoing.

              (u) The Company is not now, and after sale of the Shares to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              (v) The Company has complied with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba.

         8. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder severally represents and warrants to each Underwriter, and in each case solely with respect to such Selling Stockholder and the Shares to be sold by such Selling Stockholder hereunder, that:

              (a) Such Selling Stockholder now has, and on the Closing Date and any Option Closing Date will have, valid and marketable title to the Shares to be sold by such Selling Stockholder, free and clear of any lien, claim, community property right, voting trust agreement, security interest or other encumbrance, including, without limitation, any restriction on transfer.

              (b) Such Selling Stockholder now has, and on the Closing Date and any Option Closing Date will have, full legal right, power and authorization, and any approval required by law, to sell, assign transfer and deliver such Shares in the manner provided in this Agreement, and upon delivery of and payment for such Shares hereunder, the several Underwriters will acquire valid and marketable title to such Shares free and clear of any lien, claim, community property right, voting trust agreement, security interest, or other encumbrance.

              (c) This Agreement and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and are the valid and binding agreements of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights and remedies generally and except to the extent that rights to indemnity and contribution under this Agreement may be limited by federal or state securities laws.

              (d) Neither the execution and delivery of this Agreement or the Custody Agreement by or on behalf of such Selling Stockholder nor the consummation of the transactions herein or therein contemplated by or on behalf of such Selling Stockholder (i) requires any consent, approval, authorization or order of, or filing or registration with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or default under, or violates or will violate (A) any agreement, indenture or other instrument to which such Selling Stockholder is a party, by which such Selling Stockholder is or may be bound or to which any of such Selling Stockholder's property or assets is subject, or (B) any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such Selling Stockholder or to any property or assets of such Selling Stockholder, except any such statutes, laws, rules, regulations, rulings, judgments, injunctions, orders or decrees the violation of which, individually or in the aggregate, could not (1) have a material adverse effect on such Selling Stockholder's ability to consummate the transactions contemplated in this Agreement or in the Custody Agreement or (2) result in the breach by such Selling Stockholder of any representation or warranty contained herein or therein.

              (e) The Registration Statement and the Prospectus, insofar as they relate to such Selling Stockholder, do not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

              (f) Although such Selling Stockholder has not undertaken (and has no duty to undertake) to determine independently, and does not assume any responsibility for information contained in the Registration Statement or the Prospectus (except for information contained therein under the heading "Principal and Selling Stockholders" relating to such Selling Stockholder), nothing has come to the attention of such Selling Stockholder that has caused such Selling Stockholder to believe, and such Selling Stockholder does not have any knowledge or any reason to believe, that the Registration Statement or the Prospectus (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

              (g) The representations and warranties of such Selling Stockholder in the Custody Agreement are, and on the Closing Date and any Option Closing Date will be, true and correct in all material respects.

              (h) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for the lock-up arrangements described in the Prospectus.

         9.   Indemnification and Contribution.

              (a) The Company and each Selling Stockholder, jointly and severally, agree to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable fees and disbursements of counsel) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company or any Selling Stockholder may otherwise have.

         (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or any Selling Stockholder, such Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying parties and such Underwriter or such controlling person shall have been advised in writing by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding, or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons, which firm shall be designated in writing by Smith Barney Inc., and that all such reasonable fees and expenses shall be reimbursed as they are incurred.
The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

         (c) The aggregate liability of each Selling Stockholder under this Agreement, including with respect to the indemnification and contribution provisions contained in Section 9, shall be limited to the aggregate proceeds received by such Selling Stockholder from the Underwriters for the sale of the Shares sold by such Selling Stockholder hereunder.

         (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each Selling Stockholder, and any person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, any Selling Stockholder, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (d), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, the Selling Stockholder, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which any Underwriter may otherwise have.

         (e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a) or (d) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company, the Selling Stockholders or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the Selling Stockholders, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (f) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 9 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this
Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in
Schedule II hereto (or such numbers of Firm Shares increased as set forth in Section 12 hereof) and not joint.

         (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or the Selling Stockholders or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

         10. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

              (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto (or an Abbreviated Registration Statement) to be declared effective before the offering of the Shares may commence, the registration statement or such post-effective amendment or Abbreviated Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you; all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

              (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company not contemplated by the Prospectus, which in your reasonable opinion, as Representatives of the several Underwriters, would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company or any Selling Stockholder which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development, in your reasonable opinion, as Representatives of the several Underwriters, would materially adversely affect the market for the Shares.

              (c) You shall have received on the Closing Date, an opinion of Wildman, Harrold, Allen & Dixon, counsel for the Company and the Selling Stockholders, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

                    (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company. The Company does not own or control, directly or indirectly, any subsidiary (as defined in Rule 405 promulgated under the Act).

                    (ii) The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

                    (iii) All the shares of capital stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder, have been duly authorized and validly issued, and are fully paid and nonassessable;

                    (iv) The Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive, or to the best knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company;

                    (v) The form of certificates for the Shares conforms to the requirements of the Delaware General Corporation Law;

                    (vi) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

                    (vii) The Company has corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or by general equitable principles and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

                   (viii) The Company is not in violation of its certificate of incorporation or bylaws, or other organizational documents, or to the best knowledge of such counsel, is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Prospectus;

                    (ix) None of the offer, sale or delivery of the Shares by the Company, the execution, delivery or performance of this Agreement, compliance by the Company with the provisions hereof, or consummation by the Company of the transactions contemplated hereby (A) conflicts with or constitutes a breach of, or a default under, the certificate of incorporation or bylaws, or other organizational documents, of the Company, or any agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties is bound that is an exhibit to the Registration Statement, or that is material and that is known to such counsel,
(B) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under any agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties is bound that is an exhibit to the Registration Statement, or that is material and that is known to such counsel, or (C) will result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel, applicable to the Company or any of its properties, except for any violation which, individually or in the aggregate, could not have a material adverse effect on the condition (financial or other), business, net worth or results of operations of the Company;

                    (x) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Act and the Exchange Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares by the Company to the Underwriters as contemplated by this Agreement;

                    (xi) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act;

                    (xii) To the best knowledge of such counsel, (A) other than as described or contemplated in the Prospectus (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company, or to which the Company or any of its property, is subject, which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) and (B) there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be;

                   (xiii) To the best knowledge of such counsel, the Company is not in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or of any decree of any court or governmental agency or body having jurisdiction over the Company, except for any violation which, individually or in the aggregate, could not have a material adverse effect on the condition (financial or other), business, net worth or results of operations of the Company;

                    (xiv) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown;

                    (xv) This Agreement and the Custody Agreement have each been duly executed and delivered by or on behalf of each of the Selling Stockholders and are valid and binding agreements of each Selling Stockholder enforceable against each Selling Stockholder in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights and remedies generally and except as enforcement of rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or by general equitable principles;

                    (xvi) Each Selling Stockholder has full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver valid and clear title to the Shares which such Selling Stockholder has agreed to sell pursuant to this Agreement;

                   (xvii) The execution and delivery of this Agreement and the Custody Agreement by the Selling Stockholders and the consummation of the transactions contemplated hereby and thereby will not conflict with, violate, result in a breach of or constitute a default under the terms or provisions of any agreement, indenture, mortgage or other instrument known to such counsel to which any Selling Stockholder is a party or by which any of them or any of their assets or property is bound, or any court order or decree known to such counsel, or any law, rule, or regulation applicable to any Selling Stockholder or to any of the property or assets of any Selling Stockholder;

                    (xviii) Assuming the Underwriters purchase such Shares for value, in good faith and without notice of any adverse claim, upon delivery of the Shares to be sold by the Selling Stockholders pursuant to this Agreement against payment therefor as contemplated herein the Underwriters will acquire valid title to such Shares free and clear of any lien, claim, community property right, voting trust agreement, security interest, or other encumbrance, restriction on transfer or other defect in title; and

                    (xix)    Each of SPR Chicago, Inc., SPR-Wisconsin,
Inc., SPR Tulsa, Inc., Systems Inc. and Data Flex validly elected to be an S corporation under Section 1362 of the Internal Revenue Code of 1986, as amended, and any corresponding provision of state, local or foreign law and since January 14, 1994, with respect to SPR Chicago, Inc., [OCTOBER __, 1994], with respect to SPR-Wisconsin, Inc., September 15, 1994, with respect to SPR Tulsa, Inc., [___________, 199_], with respect to Systems Inc., and October 29, 1990, with respect to Data Flex, each such S corporation election has continued in full force and effect without interruption through the date hereof.

                    (xx) The Reorganizations have been consummated and the Company possesses all necessary consents, approvals, assignments and other authorizations of (i) any governmental authorities and creditors with jurisdiction over any of the Constituent Corporations or the Company and (ii) material lessors, clients, vendors and other third parties doing business with any of the parties to the Merger Agreements that were and are necessary for the Company to continue the businesses of each of the Constituent Corporations, without interruption or delay. Other than as described in the financial statements contained in the Prospectus, the Company will not incur any material liability for the payment of any taxes as a result of the Reorganizations.

                    (xxi) Such counsel shall further state that, based upon such counsel's participation in the preparation of the Registration Statement and the Prospectus, and any amendment or supplement thereto, and upon such counsel's review and discussion of the contents thereof, but without independent check or verification or the accuracy or completeness thereof except as specified, nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement at the time the Registration Statement became effective, or the Prospectus, as of its date and as of the Closing Date or the Option Closing Date, as the case may be (except for financial statements and the notes thereto and the schedules and other financial data included therein), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectus (except for financial statements and the notes thereto and the schedules and other financial data included therein), as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the States of Illinois or Delaware, provided that (1) each such local counsel is acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance, satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

              (d) You shall have received on the Closing Date an opinion of Neal, Gerber & Eisenberg, counsel for the Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to the matters referred to in clauses (v), (vii), (viii), (xii) and
(xx) of the foregoing paragraph (c) and such other related matters as you may request.

              (e) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date, from Arthur Andersen LLP, independent certified public accountants, substantially in the forms heretofore approved by you. If (i) the letter from Arthur Andersen LLP dated the date hereof discloses any material adverse decreases or increases, as the case may be, in the specified items that are not disclosed in the Prospectus, or (ii) the letter from Arthur Andersen LLP dated the Closing Date discloses any material adverse decreases or increases, as the case may be, in the specified items from its letter dated the date hereof or that are not disclosed in the Prospectus, then the Company shall explain and substantiate such decreases or increases to the reasonable satisfaction of the Underwriters. If, in the reasonable judgment of the Underwriters, such increases or decreases make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated by the Prospectus, the Representatives may terminate this Agreement.

              (f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or Supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, properties, net worth or results of operations of the Company; (iv) the Company shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 10(f) and in Section 10(g) hereof.

              (g) The Reorganizations shall have been consummated and the Company shall possesses all necessary consents, approvals, assignments and other authorizations of (i) any governmental authorities and creditors with jurisdiction over any of the Constituent Corporations or the Company and (ii) material lessors, clients, vendors and other third parties doing business with any of the parties to the Merger Agreements that were and are necessary for the Reorganizations to become effective and for the Company to continue the businesses of each of the Constituent Corporations, without interruption or delay.

              (h) The Company shall not have failed at or prior to the Closing Date to have performed or complied, in all material respects, with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

              (i) All the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by or on behalf of the Selling Stockholders to the effect set forth in this Section 10(i) and in
Section 10(j) hereof.

              (j) The Selling Stockholders shall not have failed at or prior to the Closing Date to have performed or complied, in all material respects, with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

              (k) The Shares shall have been listed or approved for listing upon notice of issuance on the Nasdaq National Market.

              (l) You shall have received a Lock-Up Letter executed by each of the current officers and directors of the Company and by each of its current stockholders.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

         Any certificate or document signed by any officer of the Company or any Attorney-in-Fact or any Selling Stockholder and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company, the Selling Stockholders or the particular Selling Stockholder, as the case may be, to each Underwriter as to the statements made therein.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 10, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (i) shall be dated the Option Closing Date in question and the opinions called for by paragraphs
(c), (d) and (e) shall be revised to reflect the sale of Additional Shares.

         11. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares, subject to the nine month limitation set forth in the first sentence of Section 5(f) hereof; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the Nasdaq National Market; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders. Except as otherwise provided elsewhere in this Agreement, the Underwriters will pay their own costs and expenses in connection with the offering contemplated hereby, including fees and disbursements of their counsel, travel and entertainment expenses, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make, including, but not limited to, the "tombstone" advertisement and expenses associated with the preparation of prospectus memorabilia, if any.

         12. Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto; provided, however, that if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto or an Abbreviated Registration Statement to be declared effective before the offering of the Shares may commence, then the effectiveness of this Agreement shall be delayed until notification of the effectiveness of the registration statement or such post-effective amendment or Abbreviated Registration Statement has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company and the Selling Stockholders.

         If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule II hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with
Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non- defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or any Selling Stockholder. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule II hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

         Any notice under this Section 12 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         13. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company or any Selling Stockholder, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock

Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Illinois shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         14. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the first and third paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 7(b) and 9 hereof.

         15. Miscellaneous. Except as otherwise provided in Sections 5, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 2015 Spring Road, Suite 750, Oak Brook, Illinois 60521,
Attention: Robert M. Figliulo, President; or (ii) if to the Selling Stockholders, at ____________, Attention: [INSERT NAME AND TITLE], or (iii) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 9 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

         16. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                                    Very truly yours,

                                    SPR, INC.


                                    By:__________________________________
                                         Robert M. Figliulo,
                                             President

                                    Each of the Selling Stockholders
                                     named in Schedule I hereto


                                    By:__________________________________
                                         [ATTORNEY-IN-FACT]


                                    By:_________________________________
                                         [ATTORNEY-IN-FACT]



Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule II
hereto.

SMITH BARNEY INC.

ROBERT W. BAIRD & CO. INCORPORATED


As Representatives of the Several Underwriters


By:  SMITH BARNEY INC.


By:____________________________
       [MANAGING DIRECTOR]

                                   SCHEDULE I


                                    SPR INC.


Part A - Firm Shares

                                                                                          Number of
                 Selling Stockholders                                                    Firm Shares
                 --------------------                                                    -----------

                 Rene Potter                                                                35,000
                 John Figliulo                                                             412,399
                 James Figliulo                                                             93,500
                 Stephen Figliulo                                                           93,500
                 Joanne Marie Youny                                                         93,500
                 Donald Figliulo                                                            93,500
                 Mark Figliulo                                                              93,500
                 Michael Cymbala                                                            46,750
                 Eugene Figliulo                                                            71,685

                                                                                     -----------------
                                                           Total........                 1,033,334
                                                                                     -----------------




Part B - Additional Shares
--------------------------

                 Selling Stockholders                                                   Number of
                 --------------------                                                Additional Shares
                                                                                     -----------------
                 Rene Potter
                 John Figliulo
                 James Figliulo
                 Stephen Figliulo
                 Joanne Marie Youny
                 Donald Figliulo
                 Mark Figliulo
                 Michael Cymbala
                 Eugene Figliulo



                                                                                     -----------------
                                                           Total........                   405,000
                                                                                     -----------------


                                  SCHEDULE II


                                    SPR INC.



                                                 Number of                          Number of
Underwriter                                     Firm Shares                        Firm Shares
-----------                                     -----------                        -----------


Smith Barney Inc. ......

Robert W. Baird &
   Co. Incorporated ....





Total.....
                                                                                   -----------
